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                                                                   EXHIBIT 10.22


         SEVERANCE COMPENSATION AGREEMENT dated as of September 5, 1996, between LIN Television Corporation, a Delaware corporation (the "Company"), and Peter E. Maloney (the "Executive").

         WHEREAS the Company currently employs the Executive and has determined that the Executive's services are important to the stability and continuity of the management of the Company;

         WHEREAS the Company has determined that it is in its best interest to reinforce and encourage the Executive's continued disinterested attention and undistracted dedication to the Executive's duties in the potentially disturbing circumstances of a possible change in control of the Company by providing some degree of personal financial security; and

         WHEREAS to induce the Executive to remain in the employ of the Company, the Company has determined that it is desirable to pay the Executive the severance compensation set forth below if the Executive's employment with the Company terminates in one of the circumstances described below following a change in control of the Company;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, it is agreed upon between the Company and the Executive as follows;

1. Definitions. In addition to other words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings:

         (a)     "Cause" shall mean:

                 i) the will and continued failure of Executive to perform substantially Executive's duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to Executive by the Board or an elected officer of the Company which specifically identifies the manner in which the Board or the elected officer believes that Executive has not substantially performed Executive's duties; or

                 ii)      (A) the conviction of, or plea of nolo contendre to,
                          a felony or (B) the willful engaging by Executive in gross misconduct which is materially and demonstrably injurious to the Company;
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                 in each case above, after Executive is provided an opportunity to be heard upon 30 days written notice and a good faith determination of Cause by at least 3/4 of the Disinterested Directors

         (b)     "Change in Control" shall mean any of the following events;

                 i) any "person" (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Act") and as used in Sections 13(d) and 14(d) thereof, including a "group" (as defined in Section 13(d) of the Act) but excluding AT&T, the Company, any subsidiary thereof and any trustee or fiduciary on behalf of any Company Executive benefit plan) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act) of securities of the Company having at least 25% of the voting power of the Company's then outstanding securities (unless the event causing the 25% threshold to be crossed is an acquisition of securities directly from the Company) but only if at the time of such person becoming the beneficial owner of the requisite voting power, AT&T designees no longer hold a majority of the seats on the Board of Directors; or

                 ii) the shareholders of the Company shall approve any merger or other business combination of the Company, any sale of all or substantially all of the Company's assets in one or a series of related transactions or any combination of the foregoing transactions (the "Transactions"), other than a Transaction immediately following which the shareholders of the Company immediately prior to the Transaction (including AT&T), any subsidiary thereof and any trustee or fiduciary on behalf of any Company Executive benefit plan own greater than 50% of the voting securities of the surviving company (or its parent) (and, in a sale of assets, of the purchaser of the assets) immediately following the Transaction; provided, however, that a Transaction which would otherwise not result in a Change in Control because of the resulting ownership of more than 50% of the voting securities of the surviving company, its parent, or a purchaser of the assets will, nonetheless, be deemed to be a Change in Control but only in connection with a termination for Good Reason under Section 1(d)(iv); or

                iii) within any 24 month period, the persons who were directors immediately before the beginning of such period (the "Disinterested





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                                  Directors") shall cease (for any reason other
                                  than death) to constitute at least a majority of the Board or the board of directors of a successor to the Company. For this purpose, any director who was not a director at the beginning of such period shall be deemed to be a Disinterested Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Disinterested Directors (so long as such director was not nominated by a person who has entered into an agreement or threatened to effect a Change of Control).

(c) "Date of Termination" shall mean the date on which a Notice of Termination is given.

(d)      "Good Reason" shall have the following definition:

         i) Executive's annual salary or target bonus opportunity is reduced below the higher of (A) the amount of annual salary or target bonus opportunity in effect immediately prior to the Change in Control or (B) the highest amount of annual salary or target bonus opportunity in effect at any time thereafter;

         ii) (A) any failure by the Company to continue in effect or provide plans or arrangements pursuant to which the Executive will be entitled to receive grants relating to the securities of the Company (or any parent company) (including, without limitation, stock options, stock appreciation rights, restricted stock or other equity based awards) of the same type as the Executive was participating in immediately prior to the Change in Control (hereinafter referred to as "Securities Plans") or providing substitutes for such Securities Plans which in the aggregate provide substantially similar economic benefits; or (B) the taking of any action by the Company which would adversely effect the Executive's participation in, or benefits under, any such Securities Plan or its substitute if in the Aggregate the Executive is not provided substantially similar economic benefits; provided, however, that for these purposes, any determination of whether Good Reason exists under (A) or (B) of this subsection (ii) because the Executive is or is not provided substantially similar economic benefits in the aggregate will be made with due consideration given to such Executive's base salary, other cash compensation and any other equity based incentive programs to which the Executive is also entitled to receive, and not solely on the basis of whether the Executive is or is not entitled or eligible to receive equity based incentive compensation;





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         iii)    Executive's duties and responsibilities or, in the aggregate, the program of retirement and welfare benefits offered to Executive are materially and adversely diminished in comparison to the duties and responsibilities or the program of benefits, in the aggregate, enjoyed by Executive on the Effective Date; provided, however, that Good Reason shall not be deemed to exist solely as a result of changes in Executive's duties and responsibilities which are directly caused by the Company's ceasing to be a publicly held company or its becoming a wholly-owned subsidiary of another company;

         iv) in the event of a Transaction that is deemed to be a Change in Control solely as a result of Section 1(b)(ii) of this Agreement, Executive is removed from the position he held with the Company prior to such Transaction (or fails to hold the comparable position in the parent company following such Transaction) or his duties or responsibilities are adversely diminished in a manner that would be Good Reason under Section 1(d)(iii) above;

         v) Executive is required to be based at a location more than 50 miles from the location where Executive was based and performed services on the Effective Date, or if Executive is required to substantially increase his or her business travel obligations.

                 Executive must give notice in writing within 90 days alter the Executive has knowledge of the event forming the basis of Good Reason, setting forth the particulars of such event and the reason why he believes in good faith that Good Reason exists. The Company shall have 30 days within which to cure such event if it disagrees with the Executive.

2. Severance Compensation Trigger. Executive will be entitled to severance compensation as set forth in section 3 ("Severance Compensation") in the event Executive's employment is terminated within two years after a Change in Control (i) by the Company without Cause, or (ii) by Executive within 90 days after Executive has knowledge of the occurrence of an event constituting Good Reason.

         Notwithstanding the foregoing, Executive will not be entitled to Severance Compensation in the event of a termination of employment on account of:

         (a) Death or Disability (illness or injury preventing Executive from performing his duties, as the existed immediately prior to the illness or injury, on a full time basis for 180 consecutive business days);





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         (b)     Retirement (voluntary late, normal or early retirement under a pension plan sponsored by the Company, as defined in such
                 plan); or

         (c) Qualified Sale of Business. (the sale of a business unit in which Executive was employed before such sale and Executive has been offered employment with the purchaser of such business unit on substantially the same terms under which he worked for the Company, including severance protection).

3.       Severance Compensation.

         (a) In the event of a Severance Compensation Trigger, the Executive shall be entitled to the Severance Compensation provided below:

                 i) In lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination, the Company shall pay to the Executive not later then the tenth day following the Date of Termination a lump sum severance payment equal to the sum of:

                          (x) an amount equal to two times (2x) the Executive's annual base salary in effect on the Date of Termination (the "Base Salary"),

                          (y) an amount equal to two times (2x)

                                  (1)      the bonus compensation paid to the
                                           Executive with respect to the last
                                           complete fiscal year, and

                                  (2)      the contribution, if any, paid by
                                           the Company for the benefit of the
                                           Executive to any 401(k) Plan in the
                                           last complete fiscal year,

                          (z) the present value, determined as of the Date of Termination, of the sum of:

                                  (3)      all benefits which have accrued to
                                           the Executive but have not vested
                                           under the LIN Television Corporation
                                           Retirement Plan (the "Retirement
                                           Plan") as of the Date of
                                           Termination, and





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                                  (4)      all additional benefits which would
                                           have accrued to the Executive under
                                           the Retirement Plan if the Executive
                                           had continued to be employed by the
                                           Company on the same terms the
                                           Executive was employed on the Date
                                           of Termination from the Pate of
                                           Termination to the date 12 months
                                           after the Date of Termination.

                 For purposes of this Section, the present value of a future payment shall be calculated by reference to the actuarial assumptions (including assumptions with respect to interest rates) in use immediately prior to the Change in Control for purpose of calculating actuarial equivalents under the Retirement Plan.

                 ii) The Company shall arrange to provide the Executive for a period of 24 months following the Date of Termination or until the Executive's earlier death, with life, health, disability and accident insurance benefits and the package of "executive benefits" substantially similar to those which the Executive was receiving immediately prior to the Notice of Termination, or immediately prior to a Change in Control, if greater provided however, that Executive shall be obliged to continue to pay that proportion of premiums paid by the Executive immediately prior to the change in control.

                 iii) The Company shall accelerate the exercise date of all stock options granted to the Executive under the 199 Stock Incentive Plan and the 1994 Stock Adjustment Plan (the "Options") which are not exercisable on the Date of Termination, to the end that such Options shall be immediately exercisable.

                 iv) The Executive shall have the right within one year following the later of the Change in Control or the exercise of each Option to sell to the Company shares of Common Stock acquired at any time upon exercise of an Option at a price equal to the average market price of the Common Stock for the 30 day period ending on the date prior to the date of the Change in Control.

         b) If the Severance Compensation under this Section 3, either alone or together with other payments to the Executive from the Company, would constitute an "excess parachute payment" (as defined in Section 280G of the Code), such





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                 Severance Compensation shall be reduced to the largest amount that will result in no portion of the payments under this
                 Section 3 being subject to the excise tax imposed by Section 4999 of the Code or being disallowed as deductions to the Company under Section 280G of the Code.

4.       No Obligation To Mitigate Damages: No Effect on Other Contractual
         Rights.

         (a) The Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by the Executive as the result of employment by another employer after the termination of the Executive's employment, or otherwise.

         (b) The provisions of this Agreement, and any payment provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish the Executive's existing rights, or rights which would accrue solely as a result of the passage of time, under any Benefit Plan, Incentive Plan or Securities Plan, employment agreement or other contract, plan or arrangement of the Company.

5.       Successors.

         (a) The Company will require any successors or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all the business and/or assets of the Company by agreement in form and substance satisfactory to the Executive, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Any failure of the Company to obtain such agreement prior to the effectiveness of any such succession or assignment shall be a material breach of this Agreement and shall entitle the Executive to terminate the Executive's employment for Good Reason. As used in this Agreement, the "Company" shall mean the Company as hereinbefore defined and any successor or assign to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 5 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.



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         (b)     This Agreement shall inure to the benefit of and be
                 enforceable by the Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts are still payable to the Executive under, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

         (c) In the event of a liquidation of the Company, the payment provided for hereunder shall be made before any property or asset of the Company is distributed to-any holder of common stock.

6. Employment. The Executive agrees to be bound by the terms and conditions of this Agreement and to remain in the employ of the Company during any period following any public announcement by any person of any proposed transaction or transactions which, if effected, would result in a Change in Control until a Change in Control has taken place or, in the opinion of the Board of Directors of the Company, such person has abandoned or terminated its efforts to effect a Change in Control. Subject to the foregoing, nothing contained in this Agreement shall impair or interfere in any way with the right of the Executive to terminate the Executive's employment or the right of the Company to terminate the employment of the Executive with or without cause prior to a Change in Control. Nothing contained in this Agreement shall be construed as a contract of employment between the Company and the Executive or as a right of the Executive to continue in the employ of the Company or as a limitation of the right of the Company to discharge the Executive with or without cause prior to a Change in Control.

7. Legal Fees. In the event that any legal action is required to enforce the Executive's rights under this Agreement, the Executive, if the Executive is the prevailing party, shall be entitled to recover from the Company any expenses for attorneys' fees and disbursements reasonably incurred by the Executive.

8. Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

9. Confidentiality: Executive shall not, without the prior written consent of the Company, divulge, disclose or make accessible to any other person, partnership, corporation or other entity any Confidential Information pertaining to the business of the Company, except (i) while employed by the Company, or (ii) when required by





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         law to do so. For these purposes, "Confidential Information" shall mean non-public information concerning the financial data, strategic business plans, product development (or other proprietary product data), customer lists, marketing plans and any other nonpublic, proprietary and confidential information of the Company and its subsidiaries that is not otherwise available to the public or has not become publicly available through any breach of fiduciary duty.

10. Nonsolicitation: For a period of one year following the Executive's termination of employment, the Executive shall not contact, communicate with or solicit in any fashion any employee, consultant, customer or advertiser who, at the time of such termination and at any time during the preceding twelve-month period was employed by, employed or otherwise had business dealings with, the Company for the purpose of causing such employee, consultant, customer or advertiser
         (i) to terminate such person's relationship with the Company or (ii) to be employed by, to employ or otherwise to have business dealings with any business, whether or not incorporated, in any television markets served by the Company at the time of termination.

11. Release. As a condition to the receipt of any payments hereunder; the Executive shall deliver to the Company, in form and substance reasonably acceptable to the Company, a written release of the Company, its officers, directors and shareholders from all claims of whatever nature, other than as arising under the terms hereof or under any benefit plans of the Company to which the Executive is otherwise entitled.

12. Notice. For purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid. Notice may be given to either party at the present principal place of business of the Company or such other place as the party to receive such notice shall notify the other.

13. Modification or Waiver. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by a party hereto at any time of any breach by another party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions.





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14.      Entire Agreement.  No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by any of the parties which are not set forth expressly in this Agreement.

15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


LIN TELEVISION CORPORATION,                EXECUTIVE,



By:                                        By:
   -------------------------                  -----------------------------
Title:                                     Title:
      ----------------------                     --------------------------




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